Exhibit 21.1

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation
Bitter Creek Exploration Inc.	Arizona, United States
Cascadia Mineral Claims Inc.	Oregon, United States
Computational Geosciences Inc.	Canada
Kyma Geosciences Inc.	Canada
NEXT Exploration Inc.	Canada
Cordoba Minerals Corp	British Columbia, Canada
Cordoba Minerals USA Corp. (Colorado)	Colorado, United States
Desert Water Development Company	Utah, United States
Desert Investment Network Group LLC.	Arizona, United States
Cordoba Holdings Corp.	British Columbia, Canada
Sabre Metals Master Ltd.	Bermuda
Cordoba Minerals Holdings Ltd.	Barbados
Minerales Cordoba S.A.S.	Columbia
Fundacion Unidos Por El San Jorge	Columbia
CMH Colombia S.A.S.	Columbia
Cobre Minerals S.A.S.	Columbia
Recursos de Colombia S.A.S.	Columbia
Exploradora Cordoba S.A.S.	Columbia
Mincordoba S.A. S.	Columbia
Crystal Haven Holdings Pty Ltd	Australia
GEO27, Inc.	Delaware, United States
HPX Servicios Chile SpA	Chile
IE Montana Holdings Corp	Montana, United States
Ivanhoe Electric (BVI) Inc.	British Virgin Islands
Ivanhoe Electric (PNG) Limited	Papua New Guinea
Ivanhoe Electric Nevada Holding Inc.	Delaware, United States
Ivanhoe Electric Services USA Inc.	Delaware, United States
Ivanhoe Electric Technology (Beijing) Co. Ltd.	Peoples Republic of China
Ivanhoe North Carolina Holding Inc.	Delaware, United States
IVNE Australia PTY Ltd	Australia
IVNE BC Holdings Ltd.	Canada
IVNE HK Holdings Inc.	British Virgin Islands

IVNE HK Limited	Hong Kong
IVNE Ivory Coast Inc.	British Virgin Islands
IVNE Services Canada Ltd.	British Columbia, Canada
Kaizen Discovery Inc.	British Columbia, Canada
Kaizen Peru Holdings Ltd.	British Columbia, Canada
Kaizen Discovery Peru S.A.C.	Peru
West Cirque Resources Ltd.	British Columbia, Canada
KZD Tanzilla Holding Ltd.	British Columbia, Canada
KZD Aspen Grove Holding Ltd.	British Columbia, Canada
Swala Resources Inc.	British Columbia, Canada
Tundra Copper Corp.	British Columbia, Canada
Lincoln Cave Exploration Inc.	Utah, United States
Little Sahara Exploration Inc.	Utah, United States
Mesa Cobre Holding Corporation	Delaware, United States
Rocksteady Exploration Inc.	Arizona, United States
Sand Hill Exploration Inc.	Arizona, United States
Sun Devil Solar Holdings Inc.	Delaware, United States
Tintic Copper & Gold Inc.	Utah, United States
VRB Energy Inc.	Cayman Islands
VRB Energy International PTE. Limited	Singapore
VRB Energy System (Beijing) Co., Ltd.	Peoples Republic of China
VRB Energy Operations (Beijing) Co., Ltd.	Peoples Republic of China
VRB Energy Operations (Hubei) Co., Ltd.	Peoples Republic of China
VRB Energy Operations (Chengde) Co. Ltd.	Peoples Republic of China
VRB Energy USA Inc.	Delaware, United States